SunAmerica Series Trust

Amended and Restated Establishment and Designation of Series

WHEREAS, the Trustees of the Trust, acting pursuant to the Trust’s Declaration of Trust as then in effect (such Declaration of Trust, as the same may be amended or amended and restated from time to time, the “Declaration”), had heretofore divided the shares of beneficial interest in the Trust, without par value (the “Shares”) into fifty series, as set forth on Schedule A to the Trust’s Amended and Restated Declaration of Trust dated as of March 1, 2016 (each a “Series” and collectively, the “Series”);

WHEREAS, the Trustees of the Trust, at a meeting held on October 5, 2016, authorized the change in the name of the Equity Index Portfolio to the SA Large Cap Index Portfolio, effective as of February 6, 2017;

WHEREAS, the Trustees of the Trust, at a meeting held on March 23, 2017, authorized the establishment of the following additional Series of the Trust:

SA Legg Mason Tactical Opportunities Portfolio;

WHEREAS, the Trustees of the Trust, at a meeting held on June 13, 2017, authorized the establishment of the following additional four Series of the Trust

SA Fixed Income Intermediate Index Portfolio

SA Goldman Sachs Multi-Asset Insights Portfolio

SA T. Rowe Price Asset Allocation Growth Portfolio

SA VCP Index Allocation Portfolio

and authorized the change in the name of several Series of the Trust as follows, effective as of October 9, 2017:

Prior Series Name	New Series Name
Small & Mid Cap Value Portfolio	SA AB Small & Mid Cap Value Portfolio
American Funds Asset Allocation SAST Portfolio	SA American Funds Asset Allocation Portfolio
American Funds Global Growth SAST Portfolio	SA American Funds Global Growth Portfolio
American Funds Growth SAST Portfolio	SA American Funds Growth Portfolio
American Funds Growth-Income SAST Portfolio	SA American Funds Growth-Income Portfolio
VCP Managed Asset Allocation SAST Portfolio	SA American Funds VCP Managed Asset Allocation Portfolio
Blue Chip Growth Portfolio	SA Blue Chip Growth Portfolio
Capital Growth Portfolio	SA Boston Company Capital Growth Portfolio
Technology Portfolio	SA Columbia Technology Portfolio
Ultra Short Bond Portfolio	SA DFA Ultra Short Bond Portfolio
Dogs of Wall Street Portfolio	SA Dogs of Wall Street Portfolio
Corporate Bond Portfolio	SA Federated Corporate Bond Portfolio
Real Estate Portfolio	SA Pyramis® Real Estate Portfolio
Foreign Value Portfolio	SA Franklin Foreign Value Portfolio
Small Company Value Portfolio	SA Franklin Small Company Value Portfolio
Global Bond Portfolio	SA Goldman Sachs Global Bond Portfolio
Growth Opportunities Portfolio	SA Invesco Growth Opportunities Portfolio
VCP Value Portfolio	SA Invesco VCP Equity-Income Portfolio
Balanced Portfolio	SA JPMorgan Balanced Portfolio

Emerging Markets Portfolio	SA JPMorgan Emerging Markets Portfolio
Global Equities Portfolio	SA JPMorgan Global Equities Portfolio
Growth-Income Portfolio	SA JPMorgan Equity-Income Portfolio
Mid-Cap Growth Portfolio	SA JPMorgan Mid-Cap Growth Portfolio
Telecom Utility Portfolio	SA MFS Telecom Utility Portfolio
International Diversified Equities Portfolio	SA Morgan Stanley International Equities Portfolio
Equity Opportunities Portfolio	SA Oppenheimer Main Street Large Cap Portfolio
VCP Total Return Balanced Portfolio	SA PIMCO VCP Tactical Balanced Portfolio
High-Yield Bond Portfolio	SA PineBridge High-Yield Bond Portfolio
International Growth and Income Portfolio	SA Putnam International Growth and Income Portfolio
SunAmerica Dynamic Allocation Portfolio	SA VCP Dynamic Allocation Portfolio
SunAmerica Dynamic Strategy Portfolio	SA VCP Dynamic Strategy Portfolio
Aggressive Growth Portfolio	SA Wells Capital Aggressive Growth Portfolio
Fundamental Growth Portfolio	SA Wells Capital Fundamental Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2017, authorized the establishment and designation of the following six additional Series of the Trust:

SA Large Cap Growth Index Portfolio

SA Large Cap Value Index Portfolio

SA Emerging Markets Equity Index Portfolio

SA Global Index Allocation 90/10 Portfolio

SA Global Index Allocation 75/25 Portfolio

SA Global Index Allocation 60/40 Portfolio

and further authorized the changes in the names of several series of the Trust to correct scrivener’s errors in the prior designation as follows:

Prior Designation	Corrected Name
SA Blue Chip Growth Portfolio	SA MFS Blue Chip Growth Portfolio
SA Wells Capital Aggressive Growth Portfolio SA Wells Capital Fundamental Growth Portfolio	SA WellsCap Aggressive Growth Portfolio SA WellsCap Fundamental Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2017, authorized the change in the name of the following series of the Trust, effective as of May 1, 2018, as follows:

Prior Series Name	New Series Name
SA JPMorgan Balanced Portfolio	SA JPMorgan Diversified Balanced Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on March 27, 2018, authorized the changes in the names of two series of the Trust, effective as of May l, 2018, as follows:

Prior Series Name	New Series Name
SA Franklin Foreign Value Portfolio SA Pyramis® Real Estate Portfolio	SA Templeton Foreign Value Portfolio SA Fidelity Institutional AM® Real Estate Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on June 13, 2018, approved the reorganization of each of the following series of the Trust (each, a “Target Series”) into another existing series of the Trust as set forth below (each, an “Acquiring Series”), the shareholders of each such Target Series approved the proposed reorganization on September 20, 2018, and each reorganization resulting in the dissolution and liquidation of such Target Series occurred on October 15, 2018, as follows:

Target Series	Acquiring Series
SA MFS Telecom Utility Portfolio SA Boston Company Capital Growth Portfolio	SA Legg Mason BW Large Cap Value Portfolio SA AB Growth Portfolio
SA WellsCap Fundamental Growth Portfolio	SA AB Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on October 10, 2018, authorized the change in the name of the following series of the Trust, effective as of December 14, 2018, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name
SA American Funds® VCP Managed Asset	SA American Funds VCP Managed Allocation Portfolio
Allocation Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2018, authorized the establishment of the following additional Series of the Trust:

SA Fidelity Institutional AM® International Growth Portfolio.

WHEREAS, the Trustees of the Trust, at a meeting held on June 11, 2019, authorized the establishment of the following additional Series of the Trust:

SA Franklin U.S. Equity Smart Beta Portfolio.

WHEREAS, the Trustees of the Trust, at a meeting held on March 26, 2020, authorized the establishment of the following additional Series of the Trust:

SA BlackRock Multi-Factor 70/30 Portfolio.

WHEREAS, the Trustees of the Trust, by a written consent dated April 14, 2020, authorized the change in the name of the SA Federated Corporate Bond Portfolio to the SA Federated Hermes Corporate Bond Portfolio, effective as of April 29, 2020, or such other date as determined by the officers of the Trust;

WHEREAS, the Trustees of the Trust, at a meeting held on October 7, 2020, authorized the change in the name of the following series of the Trust, effective as of October 13, 2020, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name
SA Oppenheimer Main Street Large Cap Portfolio	SA Invesco Main Street Large Cap Portfolio
SA Templeton Foreign Value Portfolio	SA PIMCO RAE International Value Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on December 3, 2020, approved the reorganization of the following series of the Trust (a “Target Series”) into another existing series of the Trust as set forth below (an “Acquiring Series”), and the reorganization resulting in the dissolution and liquidation of such Target Series occurred on May 3, 2021, as follows:

Target Series	Acquiring Series
SA Invesco VCP Equity-Income Portfolio	SA VCP Dynamic Strategy Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on March 17, 2021, authorized the change in the name of the following series of the Trust, effective as of May 3, 2021, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name
SA Dogs of Wall Street Portfolio	SA Franklin Systematic U.S. Large Cap Value Portfolio
SA Legg Mason BW Large Cap Value Portfolio	SA Franklin BW U.S. Large Cap Value Portfolio
SA Legg Mason Tactical Opportunities Portfolio	SA Franklin Tactical Opportunities Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on May 12, 2021, authorized the establishment of the following additional Series of the Trust:

SA Wellington Capital Appreciation Portfolio

SA Wellington Government and Quality Bond Portfolio

SA Wellington Strategic Multi-Asset Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on June 23, 2021, approved the reorganization of each of the following series of the Trust (each, a “Target Series”) into another existing series of the Trust as set forth below (each, an “Acquiring Series”), the shareholders of each such Target Series approved the proposed reorganization on October 27, 2021, and each reorganization resulting in the dissolution and liquidation of such Target Series occurred on November 8, 2021, as follows:

Target Series	Acquiring Series
SA Columbia Technology Portfolio	SA Wellington Capital Appreciation Portfolio
SA WellsCap Aggressive Growth Portfolio	SA JPMorgan Mid-Cap Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on March 31, 2022, authorized the change in the name of the SA Franklin U.S. Equity Smart Beta Portfolio to SA Franklin Systematic U.S. Large Cap Core Portfolio, effective as of March 31, 2022, or such other date as determined by the officers of the Trust, and the name was changed effective as of July 1, 2022.

WHEREAS, the Trustees of the Trust, at a meeting held on March 30, 2023, authorized the change in the name of the SA Invesco Main Street Large Cap Portfolio to SA JPMorgan Large Cap Core Portfolio, effective as of July 5, 2023, or such other date as determined by the officers of the Trust, and the name was changed effective as of July 5, 2023.

WHEREAS, the Trustees of the Trust, at a meeting held on December 6, 2023, authorized the change in the name of the following series of the Trust, effective as of April 29, 2024, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name

SA DFA Ultra Short Bond Portfolio	SA JPMorgan Ultra-Short Bond Portfolio
SA Goldman Sachs Global Bond Portfolio	SA PIMCO Global Bond Opportunities Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on December 11, 2024, authorized the change in the name of the following series of the Trust, effective as of April 28, 2025, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name

SA MFS Blue Chip Growth Portfolio SA Putnam International Growth and Income Portfolio SA T. Rowe Price Asset Allocation Growth Portfolio	SA MFS Large Cap Growth Portfolio SA Putnam International Value Portfolio SA T. Rowe Price Allocation Moderately Aggressive Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on December 11, 2024, authorized the reorganization of the following two series of the Trust (the “Target Portfolios”) into another series of the Trust (the “Acquiring Portfolio”). The Reorganizations were consummated effective April 28, 2025.

Target Portfolios	Acquiring Portfolio

SA BlackRock VCP Global Multi Asset Portfolio SA PIMCO VCP Tactical Balanced Portfolio	SA VCP Dynamic Allocation Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on April 2, 2025, authorized the change in the name of the following series of the Trust, effective as of July 28, 2025, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name

SA JPMorgan Global Equities Portfolio SA Wellington Government and Quality Bond Portfolio	SA Fidelity Institutional AM® Global Equities Portfolio SA Goldman Sachs Government and Quality Bond Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on December 10, 2025, authorized the change in the name of the following series of the Trust, effective as of April 30, 2026, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name

SA Morgan Stanley International Equities Portfolio	SA BlackRock Advantage International Portfolio* *or such other name as may be determined by the officers of the Trust with the advice of counsel.

NOW THEREFORE, the designation is hereby amended and restated in its entirety to incorporate the actions of the Trustees of the Trust at the meeting of the Trustees held on December 10, 2025, and the undersigned does hereby certify that, following the actions referenced above the following Series of the

Trust are established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	SA AB Growth Portfolio
2.	SA AB Small & Mid Cap Value Portfolio
3.	SA American Funds Asset Allocation Portfolio
4.	SA American Funds Global Growth Portfolio
5.	SA American Funds Growth Portfolio
6.	SA American Funds Growth-Income Portfolio
7.	SA American Funds VCP Managed Allocation Portfolio
8.	SA BlackRock Multi-Factor 70/30 Portfolio
9.	SA Emerging Markets Equity Index Portfolio
10.	SA Federated Hermes Corporate Bond Portfolio
11.	SA Fidelity Institutional AM® Global Equities Portfolio
12.	SA Fidelity Institutional AM® International Growth Portfolio
13.	SA Fidelity Institutional AM® Real Estate Portfolio
14.	SA Fixed Income Index Portfolio
15.	SA Fixed Income Intermediate Index Portfolio
16.	SA Franklin BW U.S. Large Cap Value Portfolio
17.	SA Franklin Small Company Value Portfolio
18.	SA Franklin Systematic U.S. Large Cap Core Portfolio
19.	SA Franklin Systematic U.S. Large Cap Value Portfolio
20.	SA Franklin Tactical Opportunities Portfolio
21.	SA Global Index Allocation 60/40 Portfolio
22.	SA Global Index Allocation 75/25 Portfolio
23.	SA Global Index Allocation 90/10 Portfolio
24.	SA Goldman Sachs Government and Quality Bond Portfolio
25.	SA Goldman Sachs Multi-Asset Insights Portfolio
26.	SA Index Allocation 60/40 Portfolio
27.	SA Index Allocation 80/20 Portfolio
28.	SA Index Allocation 90/10 Portfolio
29.	SA International Index Portfolio
30.	SA Invesco Growth Opportunities Portfolio
31.	SA Janus Focused Growth Portfolio
32.	SA JPMorgan Diversified Balanced Portfolio
33.	SA JPMorgan Emerging Markets Portfolio
34.	SA JPMorgan Equity-Income Portfolio
35.	SA JPMorgan Large Cap Core Portfolio
36.	SA JPMorgan MFS Core Bond Portfolio
37.	SA JPMorgan Mid-Cap Growth Portfolio
38.	SA JPMorgan Ultra-Short Bond Portfolio
39.	SA Large Cap Growth Index Portfolio
40.	SA Large Cap Index Portfolio
41.	SA Large Cap Value Index Portfolio
42.	SA MFS Large Cap Growth Portfolio
43.	SA MFS Massachusetts Investors Trust Portfolio
44.	SA MFS Total Return Portfolio
45.	SA Mid Cap Index Portfolio
46.	SA BlackRock Advantage International Portfolio (effective April 30, 2026 and prior thereto, SA Morgan Stanley International Equities Portfolio)
47.	SA PIMCO Global Bond Opportunities Portfolio
48.	SA PIMCO RAE International Value Portfolio
49.	SA PineBridge High-Yield Bond Portfolio

50.	SA Putnam International Value Portfolio
51.	SA Schroders VCP Global Allocation Portfolio
52.	SA Small Cap Index Portfolio
53.	SA T. Rowe Price Allocation Moderately Aggressive Portfolio
54.	SA T. Rowe Price VCP Balanced Portfolio
55.	SA VCP Dynamic Allocation Portfolio
56.	SA VCP Dynamic Strategy Portfolio
57.	SA VCP Index Allocation Portfolio
58.	SA Wellington Capital Appreciation Portfolio
59.	SA Wellington Strategic Multi-Asset Portfolio

1.   Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.   The number of authorized Shares of each Series is unlimited.

3.   Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.   With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.   The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.   The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.   Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

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IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 9th day of April, 2026.

/s/ Edward Gizzi

Vice President and Assistant Secretary
Edward Gizzi